UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2011
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP
(Exact name of registrant as specified in its charter)

DELAWARE	0-10831	94-2744492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 BEATTIE PLACE	29602
POST OFFICE BOX 1089
GREENVILLE, SOUTH CAROLINA

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders
     As previously disclosed, on September 13, 2010, Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (“CCIP”), entered into an agreement and plan of merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”) and Aimco CCIP Merger Sub LLC, a Delaware limited liability company of which Aimco OP is the sole member (the “Merger Subsidiary”). The Merger Agreement provides for the Merger Subsidiary to be merged with and into CCIP, with CCIP as the surviving entity upon approval by a majority in interest of the Series A Units of CCIP outstanding.
     On February 11, 2011, Aimco OP and its affiliates, which owned 152,648.05 of the 199,019.2 issued and outstanding Series A Units, or approximately 76.7% of the number of outstanding units, took action by written consent to approve the merger. On February 11, 2011, the merger was completed, and Aimco OP became the sole limited partner in CCIP, holding all outstanding Series A Units. ConCap Equities, Inc. continues to be the sole general partner of CCIP, and CCIP’s agreement of limited partnership in effect immediately prior to the merger remains unchanged after the merger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP
Date: February 11, 2011	By:	CONCAP EQUITIES, INC.
General Partner

	By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting